Designated Filer:	INSIGHT VENTURE PARTNERS V, L.P.
Issuer & Ticker Symbol:	SolarWinds, Inc. (SWI)
Date of Event Requiring Statement:	November 18, 2009

Exhibit 99.3

JOINT FILERS’ SIGNATURES

INSIGHT VENTURE PARTNERS V (EMPLOYEE CO-INVESTORS), L.P.

By:  Insight Venture Associates V, L.L.C., its general partner

By:  Insight Holdings Group, LLC, its managing member

By: /s/ Blair Flicker	Date: November 20, 2009

INSIGHT VENTURE PARTNERS (CAYMAN) V, L.P.

By:  Insight Venture Associates V, L.L.C., its general partner

By:  Insight Holdings Group, LLC, its managing member

By: /s/ Blair Flicker	Date: November 20, 2009

INSIGHT VENTURE PARTNERS V COINVESTMENT FUND, L.P.

By:  Insight Venture Associates V, L.L.C., its general partner

By:  Insight Holdings Group, LLC, its managing member

By: /s/ Blair Flicker	Date: November 20, 2009

INSIGHT VENTURE ASSOCIATES V, L.L.C.

By:  Insight Holdings Group, LLC, its managing member

By: /s/ Blair Flicker	Date: November 20, 2009

INSIGHT HOLDINGS GROUP, LLC

By: /s/ Blair Flicker	Date: November 20, 2009